Exhibit 99.3

INSTRUCTION TO REGISTERED HOLDER

FROM BENEFICIAL OWNER

Tender for Exchange and Give Consents in Respect of

13.5% Senior Subordinated Discount Notes due 2009
for Shares of Common Stock, par value $.01 per share, and
9 3/8% Senior Subordinated Secured Notes due 2009
of
AIRGATE PCS, INC.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [                    ], 2003, UNLESS THE OFFER IS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Registered Holder:

      The undersigned hereby acknowledges receipt of the Prospectus and Solicitation Statement, dated [                    ], 2003 (as the same may be amended or supplemented from time to time, the “Prospectus”), of Airgate PCS, Inc. (the “Company”), and the accompanying Letter of Transmittal and Consent (the “Letter of Transmittal”), that together constitute the Company’s offer (the “Exchange Offer”) to exchange all of its outstanding 13.5% Senior Subordinated Discount Notes due 2009 (“Debt Securities”) for an aggregate of (1) [                    ] shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), representing 56% of the shares of Common Stock to be issued and outstanding immediately after the financial restructuring, including the reverse stock split, and (2) $160,000,000 in aggregate principal amount of the Company’s 9 3/8% Senior Subordinated Secured Notes due 2009 (the “New Notes”), in each case assuming the exchange of all outstanding Debt Securities; and the Company’s solicitation of consents from holders of its Debt Securities. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

      This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Debt Securities held by you for the account of the undersigned.

      The aggregate face amount of the Debt Securities held by you for the account of the undersigned is (FILL IN AMOUNT):

      $                                        of the 13.5% Senior Subordinated Discount Notes due 2009.

      With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

      ☐ To TENDER the following Debt Securities held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF DEBT SECURITIES TO BE TENDERED (IF LESS THAN ALL)):

      $

      ☐ NOT to TENDER any Debt Securities held by you for the account of the undersigned.

      If the undersigned hereby instructs you to tender the Debt Securities for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and the warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representation, that (1) the undersigned is not an “affiliate” of the Company, (2) Common Stock and New Notes to be received by the undersigned are being acquired in the ordinary course of its business, (3) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of Common Stock and New Notes to be received in the Exchange Offer, and (4) if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Common Stock and New Notes. The Company may require the undersigned, as a condition of the undersigned’s eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of “Beneficial Owners” within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 on behalf of whom the undersigned holds the Debt Securities to be exchanged in the Exchange Offer. By tendering Debt Securities pursuant to the Exchange Offer, a holder of Debt Securities which is a broker-dealer represents and agrees, consistent with certain interpretive letters issued by the staff of the Division of Corporation Finance of the Securities and Exchange Commission to third parties, that such Debt Securities were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities, and it will deliver a Prospectus (as amended or supplemented from time to time) meeting the requirements of the Securities Act in connection with any resale of such Common Stock and New Notes (provided that, by so acknowledging and by delivering a Prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act).

SIGN HERE

(Name of beneficial owner(s))

(Signature(s))

(Name(s) — please print)

(Address)

(Telephone Number, including Area Code)

(Taxpayer Identification or Social Security Number)

(Date)

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